Registration No. 333-

As filed with the Securities and Exchange Commission on July 2, 2021

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Greenbrook TMS Inc.
(Exact name of registrant as specified in its charter)

Ontario, Canada (State or other jurisdiction of incorporation or organization)

890 Yonge Street, 7th Floor,
Ontario L4W 3P4
(416) 322-9700
(Address of Principal Executive Offices) (Zip Code)

Greenbrook TMS Inc.
Amended and Restated Omnibus Equity Incentive Plan
(Full title of the plan)

TMS NeuroHealth Centers Inc.
8401 Greensboro Drive, Suite 425
Tysons Corner, Virginia, 22102
(Name and address of agent for service)

+1 (416) 322-9700

(Telephone number, including area code, of agent for service)

Copies to:
Mile T. Kurta, Esq.
Christopher R. Bornhorst, Esq.
Torys LLP
1114 Avenue of the Americas, 23rd Floor
New York, New York 10036, USA

98-1512724 (I.R.S. Employer Identification No.)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Shares, no par value(1)(2)	1,609,413	$12.82	$20,632,674.66	$2,251.02

This Registration Statement on Form S-8 (this “Registration Statement”) covers common shares, no par value per share (“Common Shares”), of Greenbrook TMS Inc. (the “Registrant”) reserved for future issuance upon vesting and exercise from time to time of options, restricted share units and performance share units issued or issuable pursuant to Greenbrook TMS Inc.’s Amended and Restated Omnibus Equity Incentive Plan (the “Plan”), which was approved by the Registrant’s shareholders on June 14, 2021.

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), includes any additional Common Shares that become issuable under the Plan by reason of any share dividend, share split, recapitalization or other similar transaction.

(2) Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, solely for the purpose of computing the registration fee for Common Shares to be issued pursuant to the Plan, based on the average of the high and low prices reported for a Common Share on The Nasdaq Stock Market LLC on June 29, 2021.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be delivered to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with or furnished to the Commission by Greenbrook TMS Inc., a corporation organized under the laws of Ontario, Canada (the “Corporation” or the “Registrant”), are incorporated herein by reference and made a part hereof:

(a)	The Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2020 filed with the Commission on March 30, 2021 (as amended by Amendment No. 1 filed with the Commission on April 21, 2021, the “Annual Report”), including the Registrant’s audited financial statements for the fiscal year ended December 31, 2020;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since December 31, 2020; and

(c)	The description of the Corporation’s Common Shares, under the section captioned “Description of Share Capital– Common Shares” in the Corporation’s Annual Information Form included as Exhibit 99.1 in the Annual Report, including any amendment or report filed for the purpose of updating such description.

All documents or reports subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents or reports; provided that reports on Form 6-K shall only be deemed so incorporated by reference to the extent expressly stated therein. Any statement in a document or report incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document or report which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 136 of the Business Corporations Act (Ontario) provides, in part, as follows:

Indemnification

(1) A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

Advance of Costs

(2) A corporation may advance money to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1), but the individual shall repay the money if the individual does not fulfil the conditions set out in subsection (3).

Limitation

(3) A corporation shall not indemnify an individual under subsection (1) unless the individual acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the corporation’s request.

Same

(4) In addition to the conditions set out in subsection (3), if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the corporation shall not indemnify an individual under subsection (1) unless the individual had reasonable grounds for believing that the individual’s conduct was lawful.

Derivative Actions

(4.1) A corporation may, with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection (2), in respect of an action by or on behalf of the corporation or other entity to obtain a judgment in its favor, to which the individual is made a party because of the individual’s association with the corporation or other entity as described in subsection (1), against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsection (3).

Right to indemnity

(4.2) Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the corporation or other entity as described in subsection (1), if the individual seeking an indemnity,

(a)	was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

(b)	fulfils the conditions set out in subsections (3) and (4).

Nothing in the articles of incorporation, by-laws or resolutions of the Registrant limits the right of any person entitled to claim indemnity apart from the indemnity provided pursuant to Section 136 of the Business Corporations Act (Ontario).

The Registrant maintains a policy of directors’ and officers’ liability insurance which insures, subject to certain exclusions, directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS.

See Exhibit Index immediately preceding the signature page.

ITEM 9. UNDERTAKINGS

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEx

Exhibit Number	Description
4.1	Articles of Incorporation (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-254880) filed with the Commission on March 31, 2021)
4.2	Articles of Amendment (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 40-F filed with the Commission on March 10, 2021)
4.3	Articles of Amendment (incorporated by reference to Exhibit 99.2 to the Registrant’s Form 40-F filed with the Commission on March 10, 2021)
4.4	By-law No. 1A (incorporated by reference to Exhibit 99.3 to the Registrant’s Form 40-F filed with the Commission on March 10, 2021)
5.1	Opinion of Torys LLP
23.1	Consent of Torys LLP (included in Exhibit 5.1)
23.2	Consent of KPMG LLP
24.1	Power of Attorney (included on signature page)
99.1	Greenbrook TMS Inc. Amended and Restated Omnibus Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on the 2nd day of July, 2021.

GREENBROOK TMS INC.

By:	/s/ Bill Leonard
Name: Bill Leonard Title: Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and/or officers of the Registrant, hereby severally constitute and appoint Bill Leonard and Erns Loubser, and each of them singly, our true and lawful attorneys, with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-8 filed herewith, and any and all amendments to said registration statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated and on the 2nd day of July, 2021.

Signature	Title

/s/ Bill Leonard Bill Leonard	President, Chief Executive Officer and Director (principal executive officer)

/s/ Erns Loubser Erns Loubser	Chief Financial Officer (principal financial officer and principal accounting officer)

/s/ Brian P. Burke Brian P. Burke	Director

/s/ Colleen Campbell Colleen Campbell	Director

/s/ Sasha Cucuz Sasha Cucuz	Director

/s/ Adrienne Graves Adrienne Graves	Director

/s/ Adele C. Oliva Adele C. Oliva	Director

/s/ Frank Tworecke Frank Tworecke	Director

/s/ Elias Vamvakas Elias Vamvakas	Director, Chair

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act, the undersigned, the Registrant’s duly authorized representative in the United States has signed this Registration Statement on this 2nd day of July, 2021:

TMS NEUROHEALTH CENTERS INC.

By:	/s/ Bill Leonard
Name: Bill Leonard Title: President